                                                Filed Pursuant to Rule 424(b)(3)
                                                Registration No. 333-63082


THE INFORMATION IN THIS PRELIMINARY PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. THIS PRELIMINARY PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL NOR DOES IT SEEK AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  Subject to Completion. Dated March 27, 2003

      Prospectus Supplement No. -- to the Prospectus dated June 25, 2001 and the Prospectus Supplement dated June 25, 2001.

                                $

[GOLDMAN SACHS LOGO]
                         THE GOLDMAN SACHS GROUP, INC.
                          Medium-Term Notes, Series B

                       China Index Linked Notes due 2008
                 (Linked to the FTSE/Xinhua China 25 Index(TM))
                           -------------------------

    Each note will mature on          , 2008 unless extended due to market
disruption, currency disruption or non-business days. You will not receive interest payments on your note.

    ON THE STATED MATURITY DATE, WE WILL ONLY BE OBLIGATED TO PAY AN AMOUNT, IN CASH, EQUAL TO 95% OF THE FACE AMOUNT OF THE NOTES AND THE SUPPLEMENTAL PAYMENT AMOUNT, IF ANY. The supplemental payment amount at maturity will be based on the adjusted performance of the FTSE/Xinhua China 25 Index(TM) and changes in the Hong Kong Dollar/U.S. Dollar exchange rate.

    In calculating the adjusted performance of the index, the initial value will be deemed to equal US$100 or, based on the Hong Kong Dollar/U.S. Dollar exchange
rate on          , 2003, HK$    , and to have been invested in the index.
Because the return on the index can be negative, there may be no supplemental payment at maturity.

    The performance of the index will be measured at monthly intervals over five years and then averaged at the end of that period. AS A RESULT, THE SUPPLEMENTAL PAYMENT AMOUNT MAY BE ZERO EVEN THOUGH THE LEVEL OF THE INDEX IS HIGHER AT ANY
TIME DURING THE TERM OF YOUR NOTE OR AT MATURITY THAN ON     . The monthly
measurements will be made in Hong Kong Dollars but converted into U.S. Dollars at the time of each measurement. AS A RESULT, EVEN IF THE INDEX HAS INCREASED AT ANY TIME DURING THE TERM OF YOUR NOTE OR AT MATURITY, THE SUPPLEMENTAL PAYMENT AMOUNT MAY BE ZERO IF THE VALUE OF THE HONG KONG DOLLAR DECLINES VERSUS THE U.S. DOLLAR DURING ALL OR A PORTION OF THE TERM OF YOUR NOTE.

    We will determine the supplemental payment amount, if any, in the following manner:

    - We will calculate a return by calculating the percentage increase or decrease, if any, from the initial value of US$100 to a final value.

    - We will calculate the final value by:

     - Taking the Hong Kong Dollar closing level of the index on the valuation
       dates, which will be the  of each month beginning on          , 2003 and
       ending on          , 2008, subject to adjustment; then

     - On each of the valuation dates dividing the closing level of the index by
                (its closing level on          , 2003) and multiplying the
       result by HK$        ; then

     - Determining the U.S. Dollar value on each valuation date by converting the Hong Kong Dollar value calculated above into U.S. Dollars at the prevailing exchange rate as determined by the calculation agent; and then

     - Taking the arithmetic average of all those U.S. Dollar values.

     - If the final value is greater than US$100, we will then calculate the supplemental payment amount by multiplying the face amount of the note by the percentage increase from US$100 to the final value. IF THE FINAL VALUE IS LESS THAN OR EQUAL TO US$100, THE SUPPLEMENTAL PAYMENT AMOUNT WILL BE ZERO, AND IF THE FINAL VALUE IS LESS THAN US$105, THE TOTAL AMOUNT YOU RECEIVE ON THE STATED MATURITY DATE WILL BE LESS THAN THE FACE AMOUNT OF YOUR NOTE.

    Your investment in the notes involves significant risks and we encourage you to read "Additional Risk Factors Specific to Your Note" on page S-9 so that you may better understand those risks.

ORIGINAL ISSUE DATE (SETTLEMENT DATE):          , 2003
ORIGINAL ISSUE PRICE: 100% of the face amount
NET PROCEEDS TO THE GOLDMAN SACHS GROUP, INC.:     % of the face amount
                           -------------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                           -------------------------

    Goldman Sachs may use this prospectus supplement in the initial sale of the notes. In addition, Goldman, Sachs & Co. or any other affiliate of Goldman Sachs may use this prospectus supplement in a market-making transaction in a note after its initial sale. UNLESS GOLDMAN SACHS OR ITS AGENT INFORMS THE PURCHASER OTHERWISE IN THE CONFIRMATION OF SALE, THIS PROSPECTUS SUPPLEMENT IS BEING USED IN A MARKET-MAKING TRANSACTION.

    FTSE(TM) is a trade mark jointly owned by the London Stock Exchange PLC and The Financial Times Limited. "Xinhua" is a service mark and trade mark of Xinhua Financial Network Limited. All marks are licensed for use by the FTSE/Xinhua Index Limited.

                              GOLDMAN, SACHS & CO.
                           -------------------------

                  Prospectus Supplement dated          , 2003.

                              SUMMARY INFORMATION

--------------------------------------------------------------------------------
      We refer to the notes we are offering by this prospectus supplement as the "offered notes" or the "notes". Each of the offered notes, including your note, has the terms described below and under "Specific Terms of Your Note" on page S-16. Please note that in this prospectus supplement, references to "The Goldman Sachs Group, Inc.", "we", "our" and "us" mean only The Goldman Sachs Group, Inc. and do not include its consolidated subsidiaries. References to the "accompanying prospectus" mean the accompanying prospectus, dated June 25, 2001, as supplemented by the accompanying prospectus supplement, dated June
 25, 2001, of The Goldman Sachs Group, Inc. Also, references to "U.S. Dollars" and "US$" mean the lawful currency of the United States of America, and references to "Hong Kong Dollar" and "HK$" mean the lawful currency of the
 Hong Kong Special Administrative Region of the People's Republic of China.
--------------------------------------------------------------------------------

                                   KEY TERMS

ISSUER: The Goldman Sachs Group, Inc.

FACE AMOUNT: US$      in the aggregate for all the offered notes

PAYMENT AMOUNT: on the stated maturity date, we will pay the holder of the note cash equal to the sum of

- 95% of the face amount of the notes; plus

- the supplemental payment amount, if any.

ORIGINAL ISSUE PRICE: 100% of the face amount

DENOMINATION: US$1,000

TRADE DATE:           , 2003

ORIGINAL ISSUE DATE:           , 2003

STATED MATURITY DATE:           , 2008, unless extended for up to five business
days

HONG KONG DOLLAR/U.S. DOLLAR (HK$/US$) EXCHANGE RATE: the Hong Kong Dollar/ U.S. Dollar exchange rate as determined by the calculation agent to be the mid-market rate displayed on the Hong Kong Dollar mid-market Bloomberg page on the relevant valuation date (other than when a currency disruption event occurs or is continuing) or any replacement page or pages as determined by the calculation agent.

INDEX: FTSE/Xinhua China 25 Index(TM)

INDEX STOCKS: stocks comprising the FTSE/Xinhua China 25 Index(TM)

VALUATION DATE: the   of each month beginning           , 2003 and ending on
          , 2008, and, if on any such date the level of the index is not available, the next business day on which such level is available unless the calculation agent determines that a market disruption event or a currency disruption event occurs or is continuing on that business day.

INITIAL VALUE: US$100, equal to HK$          based on the HK$/US$ exchange rate
on           , 2003 of HK$          = US$1.

FINAL VALUE: we will calculate the final value by:

- Taking the Hong Kong Dollar closing level of the index on each valuation date; then

- On each of the valuation dates dividing the closing level of the index by
            (its closing level on           , 2003), and multiplying the result
  by HK$          ; then

- Determining the U.S. Dollar value on each valuation date by converting the Hong Kong Dollar value calculated above into U.S. Dollars at the prevailing exchange rate as determined by the calculation agent; and then

- Taking the arithmetic average of all those U.S. Dollar values.

SUPPLEMENTAL PAYMENT AMOUNT: if the final value is greater than US$100, we will calculate the supplemental payment amount by multiplying the face amount of the note by the percentage increase from US$100 to the final value. If the final value is less than or equal to US$100, the supplemental payment amount will be zero.

EARLY REDEMPTION: None

NO INTEREST: the offered notes will not bear interest and no payment will be made prior to the stated maturity date

NO LISTING: the offered notes will not be listed on any securities exchange, the Nasdaq National Market System or any electronic communications network

CALCULATION AGENT: Goldman, Sachs & Co.

                                      Q&A

                             HOW DO THE NOTES WORK?

      The notes offered by this prospectus supplement will mature on           ,
2008, unless that date is extended due to market disruption, currency disruption or non-business days. We have designed the notes for investors who want an investment with the potential to receive a supplemental payment amount linked to the performance of the FTSE/Xinhua China 25 Index(TM) as well as the HK$/US$ exchange rate.

      The notes bear no interest and no payments will be made prior to the stated maturity date. On the stated maturity date, we will pay an amount in cash equal to 95% of the face amount of the notes. Depending on the performance of the index and the HK$/US$ exchange rate, you may also receive a supplemental payment amount on the stated maturity date.

      As discussed in the accompanying prospectus, the notes are indexed debt securities and are part of a series of debt securities entitled "Medium-Term Notes, Series B" issued by The Goldman Sachs Group, Inc. The notes will rank equally with all other unsecured and unsubordinated debt of The Goldman Sachs Group, Inc. For more details, see "Specific Terms of Your Note" below.

                       WHAT WILL I RECEIVE ON THE STATED
                                 MATURITY DATE?

      On the stated maturity date, we will pay the holder of the note cash equal to the sum of:

- 95% of the face amount of the notes; plus

- the supplemental payment amount, if any.

                        HOW IS THE SUPPLEMENTAL PAYMENT
                               AMOUNT CALCULATED?

      If the final value is greater than US$100, we will calculate the supplemental payment amount by multiplying the face amount of the note by the percentage increase from US$100 to the final value.

      We will calculate the final value by:

- Taking the Hong Kong Dollar closing level of the index on the valuation dates; then

- On each of the valuation dates dividing the closing level of the index by
       (its closing level on        , 2003), and multiplying the result by
  HK$     ; then

- Determining the U.S. Dollar value on each valuation date by converting the Hong Kong Dollar value calculated above into U.S. Dollars at the prevailing exchange rate as determined by the calculation agent; and then

- Taking the arithmetic average of all those U.S. Dollar values.

If the final value is less than or equal to US$100, the supplemental payment amount will be zero.

                   WILL I RECEIVE PERIODIC INTEREST PAYMENTS?

      You will not receive any periodic interest payments on your note.

                     WHAT WILL I RECEIVE IF I SELL MY NOTE
                        BEFORE THE STATED MATURITY DATE?

      If you sell your note prior to the stated maturity date, you will receive the market price for your note. The market price for your note may be influenced by many factors, including the volatility and current levels of the index and trends in the HK$/US$ exchange rate and our creditworthiness. Depending on the impact of these factors, you may receive significantly less than the face amount of your note if you sell it prior to the stated maturity date. For more details, see "Additional Risk Factors Specific To Your Note -- The Market Price of Your Note May Be Influenced by Many Unpredictable Factors that Interrelate in Complex Ways".

                             HYPOTHETICAL EXAMPLES

      If the final value is greater than the initial value (see examples I and II below), the payment amount on each offered note at the stated maturity will exceed 95% of the outstanding face amount, although if the final value is less than 105% of the initial value, the payment amount on each note at stated maturity will be less than the face amount of the note (see example II). If the final value is less than or equal to the initial value (see examples III and IV below), the holder of each offered note will receive only 95% of the face amount. In no event will you lose more than 5% of your initial investment in a note if you buy the note upon issuance and hold it until the stated maturity date. You should note that the final value can appreciate or depreciate due to changes in the index levels and foreign currency exchange rates. As we discuss below, we have assumed for the purpose of these examples that the HK$/US$ exchange rate stays constant. For more details about hypothetical pre-tax returns on your note, please see the following examples and "Hypothetical Pre-Tax Returns on Your Note".

      The following examples also assume that the note is purchased on the original issue date and held until the stated maturity date. If you sell your note before the stated maturity date, your return will depend upon the market value of your note at the time of sale, which may be affected by a number of factors that are not reflected in the examples below. For a discussion of some of these factors, see "Additional Risk Factors Specific to Your Note" below.

      The following examples are based on returns that are entirely hypothetical and do not take into account any taxes that you may owe as the result of owning your note; no one can predict what the level of the index will be on any valuation date. The actual performance of the index over the life of the offered notes, as well as the amount payable at maturity, may bear little relation to the hypothetical examples set forth below.

      The examples below assume that the HK$/US$ exchange rate remains constant at HK$7.7987 = US$1. We have not included the HK$/US$ exchange rate as a factor in the examples because the HK$/US$ exchange rate has remained approximately HK$7.8 = US$1. The HK$/US$ exchange rate on each of the 60 valuation dates, however, is fundamental to the calculation of the final level and the payment on your note. There can be no assurance that the HK$/US$ exchange rate will remain approximately fixed in the future. Should the HK$/US$ exchange rates float in the future, the final value will be affected by the prevailing HK$/US$ exchange rate on the applicable valuation dates. If this occurs, any depreciation in the Hong Kong Dollar relative to the U.S. Dollar could substantially offset any positive gain from the index. Because the exchange rate at each of 60 valuation dates will affect the calculation of the final value, any depreciation in the Hong Kong Dollar relative to the U.S. Dollar could have a significant negative impact even if the Hong Kong Dollar has appreciated from the level on
          , 2003 (i) at any other time during the term of the notes or (ii) at maturity.

      The examples below also assume that there is no change in or affecting the composition of the index stocks or the method by which the index sponsor calculates the index level, that there is no change in the relative weighting of any index stock in the index, and that no market disruption event or currency disruption event occurs with respect to the index.

      In the table below, we provide a range of hypothetical final values based on averaging assumed values of the index for each of the 60 valuation dates. Based on these hypothetical final values, we illustrate a range of hypothetical pre-tax payment amounts as a percentage of the face amount that will be payable on the stated maturity date.

                        HYPOTHETICAL PRE-TAX
    HYPOTHETICAL         PAYMENT AMOUNT AS
   FINAL VALUE AS        PERCENTAGE OF FACE
PERCENTAGE OF INITIAL   AMOUNT ON THE STATED
        VALUE              MATURITY DATE
---------------------   --------------------
    150%                    145%
    125%                    120%
    110%                    105%
    105%                    100%
    100%                    95%
    90%                     95%
    75%                     95%

      You should note that you will not receive 100% of your investment at the stated maturity unless the final value, which is an average of U.S. Dollar values over 60 valuation dates, is 105% of the initial value.

      The final value will be determined by the performance of the index. The following examples demonstrate how changes in the index level may affect the pre-tax payment amount that the holder of each offered note will receive on the stated maturity date, expressed as a percentage of the face amount. For the purpose of these examples, as we discussed above, we have assumed that the HK$/US$ exchange rate remains constant over the term of the notes.

      Example I: The final value is greater than the initial value by more than 5% as a result of the average value of the index levels over the 60 valuation dates being higher than the initial value. The pre-tax payment amount is greater than the face amount.

------------------------------------------
                        FTSE/XINHUA CHINA
                          25 INDEX(TM)
------------------------------------------
Initial index level         4,496.61
------------------------------------------
Initial investment
(HK$)                        779.87
------------------------------------------
Average index level
over 60 valuation
dates                         6,322
------------------------------------------
Average index level
as a percentage of
initial index level
-1                            40.6%
------------------------------------------
Initial value (US$)          100.000
------------------------------------------
Final value
(averaging 60
valuation date
values) (US$)                140.595
------------------------------------------
Return                       40.595%
------------------------------------------
Supplemental payment
amount as percentage
of face amount               40.595%
------------------------------------------
Pre-tax payment
amount as percentage
of face amount              135.595%
------------------------------------------

      Example II: The final value is greater than the initial value by less than 5% as a result of the index increasing over the term of the note.

The pre-tax payment amount is less than the face amount.

------------------------------------------
                        FTSE/XINHUA CHINA
                          25 INDEX(TM)
------------------------------------------
Initial index level         4,496.61
------------------------------------------
Initial investment
(HK$)                        779.87
------------------------------------------
Average index level
over 60 valuation
dates                         4,654
------------------------------------------
Average index level
as a percentage of
initial index level
-1                            3.5%
------------------------------------------
Initial value (US$)          100.000
------------------------------------------
Final value
(averaging 60
valuation date
values) (US$)                 103.5
------------------------------------------
Return                        3.5%
------------------------------------------
Supplemental payment
amount as percentage
of face amount                3.5%
------------------------------------------
Pre-tax payment
amount as percentage
of face amount                98.5%
------------------------------------------

      Example III: The final value is less than the initial value as a result of the index decreasing over the term of the note. The pre-tax payment amount is 95% of the face amount.

------------------------------------------
                        FTSE/XINHUA CHINA
                          25 INDEX(TM)
------------------------------------------
Initial index level         4,496.61
------------------------------------------
Initial investment
(HK$)                        779.87
------------------------------------------
Average index level
over 60 valuation
dates                         4,092
------------------------------------------
Average index level
as a percentage of
initial index level
-1                             -9%
------------------------------------------
Initial value (US$)          100.000
------------------------------------------
Final value
(averaging 60
valuation date
values) (US$)                 91.00
------------------------------------------
Return                         -9%
------------------------------------------
Supplemental payment
amount as percentage
of face amount                 0%
------------------------------------------
Pre-tax payment
amount as percentage
of face amount                 95%
------------------------------------------

      Example IV: The final value is the same as the initial value. The pre-tax payment amount is 95% of the face amount (that is, the supplemental payment amount is zero) even though the final index level may be significantly higher than the initial index level.

------------------------------------------
                        FTSE/XINHUA CHINA
                          25 INDEX(TM)
------------------------------------------
Initial index level         4,496.61
------------------------------------------
Initial investment
(HK$)                        779.87
------------------------------------------
Average index level
over 60 valuation
dates                       4,496.61
------------------------------------------
Average index level
as a percentage of
initial index level
-1                             0%
------------------------------------------
Initial value (US$)          100.000
------------------------------------------
Final value
(averaging 60
valuation date
values) (US$)                100.000
------------------------------------------
Return                         0%
------------------------------------------
Supplemental payment
amount as percentage
of face amount                 0%
------------------------------------------
Pre-tax payment
amount as percentage
of face amount                 95%
------------------------------------------

            WHO PUBLISHES THE INDEX AND WHAT DOES THE INDEX MEASURE?

      Please see "The Index" below for a description of the FTSE/Xinhua China 25 Index(TM).

                               WHAT ABOUT TAXES?

      If you are a U.S. individual or taxable entity, you generally will be required to pay taxes on ordinary income from the notes over their term based upon an estimated yield for the notes, even though you will not receive any payments from us until maturity. This estimated yield is determined solely to calculate the amount you will be taxed on prior to maturity and is neither a prediction nor a guarantee of what the actual yield will be. In addition, any gain you may recognize upon the sale or maturity of the notes will be taxed as ordinary interest income. If you purchase the notes at a time other than the original issue date, the tax consequences to you may be different.

      For further information you should refer to "Supplemental Discussion of Federal Income Tax Consequences" below.

                 ADDITIONAL RISK FACTORS SPECIFIC TO YOUR NOTE

--------------------------------------------------------------------------------
      An investment in your note is subject to the risks described below, as well as the risks described under "Considerations Relating to Indexed Securities" in the accompanying prospectus dated June 25, 2001. Your note is a riskier investment than ordinary debt securities. Also, your note is not equivalent to investing directly in the index to which your note is linked.
 You should carefully consider whether the offered notes are suited to your particular circumstances.
--------------------------------------------------------------------------------

                      YOU MAY LOSE SOME OF YOUR PRINCIPAL

      The terms of your note require us to pay you only 95% of the face amount of your note plus the supplemental payment amount, if any. If the supplemental payment amount is less than 5% of the face amount of your note, you will receive less than the face amount of your note at maturity and may receive as little as 95% of the face amount of your note.

                   YOUR NOTE DOES NOT BEAR PERIODIC INTEREST

      You will not receive any periodic interest payments on your note. Even if the amount payable on your note on the stated maturity date exceeds the face amount of your note, the overall return that you earn on your note may be less than you would have earned by investing in a non-indexed debt security that bears interest at a prevailing market rate. Moreover, under applicable United States tax law as described under "Supplemental Discussion of Federal Income Tax Consequences" below, you will have to pay tax on deemed interest amounts even though your note does not bear periodic interest.

YOU MAY NOT RECEIVE A SUPPLEMENTAL PAYMENT AMOUNT EVEN IF THE LEVEL OF THE INDEX IS HIGHER AT ANY TIME DURING THE TERM OF THE NOTE OR AT MATURITY THAN AS OF THE
                              ORIGINAL ISSUE DATE

      The performance of the index will be measured at monthly intervals over five years and then averaged at the end of that period. As a result, the supplemental payment amount may be zero even though the level of the index is significantly higher at any time during the term of the note or at maturity than
on           depending on the extent to which during the five-year life of the
note the level of the index is below the level on           , 2003.

   YOU MAY NOT RECEIVE A SUPPLEMENTAL PAYMENT AMOUNT IF THE HONG KONG DOLLAR
                        DECLINES VERSUS THE U.S. DOLLAR

      The monthly measurements described more fully under "Specific Terms of Your Notes -- Final Value" below will be made in Hong Kong Dollars but converted into U.S. Dollars at the time of each measurement. As a result, even if the index has increased at any time during the term of the note or at maturity, the supplemental payment amount may be zero if the value of the Hong Kong Dollar declines versus the U.S. Dollar during all or a portion of the period from
          , 2003 to maturity. Further, it is possible that the supplemental payment amount will be zero even if the index rises and the value of the Hong Kong Dollar versus the U.S. Dollar is higher on the stated maturity date than on
          , 2003.

 THE MARKET PRICE OF YOUR NOTE MAY BE INFLUENCED BY MANY UNPREDICTABLE FACTORS
                        THAT INTERRELATE IN COMPLEX WAYS

      The following factors, most of which are beyond our control, will influence the market value of your note:

- the level of the index;

- the volatility of the index -- i.e., the frequency and magnitude of changes in the level of the index

- As indicated under "The Index," the level of the index has been highly volatile at times. It is impossible to predict whether the level of the index will rise or fall over any given period of time

- the HK$/US$ exchange rate;

- the volatility of the HK$/US$ exchange rate;

- economic, military, regulatory, political, terrorist and other events that affect the market segments of which the index stocks are a part, and which may affect the level of the index;

- governmental policies and actions adopted by political entities within the People's Republic of China which may affect some of the index stocks or the value of the Hong Kong Dollar;

- interest and yield rates in the market; and

- our creditworthiness.

      These factors will influence the price you will receive if you sell your note prior to maturity. If you sell your note prior to maturity, you may receive less than the outstanding face amount of your note. You cannot predict the future performance of the index or the HK$/US$ exchange rate based on their historical performance. Moreover, these factors interrelate in complex ways, and the effect of one factor on the market value of your note may offset or enhance the effect of another factor. For example, an increase in U.S. interest rates, which could have a negative effect on the market value of your note, may offset any positive effect that an increase in the level of the index attributable to favorable political or economic developments in China could have. Certain of these factors are discussed more fully below.

  CHANGES IN THE VOLATILITY OF THE LEVEL OF THE INDEX IS LIKELY TO AFFECT THE
                                  MARKET VALUE
                                  OF YOUR NOTE

      The volatility of the index refers to the size and frequency of the changes in the level of the index. In general, if the volatility of the level of the index increases, we expect that the market value of your note will increase and, conversely, if the volatility of the level of the index decreases, we expect that the market value of your note will decrease.

                        CHANGES IN THE HK$/US$ EXCHANGE
                  RATES ARE LIKELY TO AFFECT THE MARKET VALUE
                                  OF YOUR NOTE

      The HK$/US$ exchange rate refers to the spot rate that measures the relative values of the Hong Kong Dollar and the U.S. Dollar. This rate reflects the amount of the Hong Kong Dollar that can be purchased for one U.S. Dollar. Because the initial value is set in U.S. Dollars while the values on each valuation date are initially calculated in Hong Kong Dollars and then converted into U.S. Dollars, the relative value of the HK$/US$ exchange rate will affect the market value of your note. In general, if the U.S. Dollar appreciates, we expect that the market value of your note will decrease and, conversely, if the U.S. Dollar depreciates, we expect that the market value of your note will increase.

THE TIME REMAINING TO MATURITY IS LIKELY TO AFFECT THE MARKET VALUE OF YOUR NOTE

      Prior to the stated maturity date, the market value of your note may be higher than one would expect if that value were based solely on the level of the index and the level of interest rates. This difference would reflect a "time premium" due to expectations concerning the level of the index and interest rates during the time remaining to the stated maturity date. However, as the time remaining to the stated maturity date decreases, we expect that this time premium will decrease, lowering the market value of your note.

  CHANGES IN INTEREST RATES ARE LIKELY TO AFFECT THE MARKET VALUE OF YOUR NOTE

      We expect that the market value of your note, like that of a traditional debt security, will be affected by changes in interest rates, although these changes may affect your note and a traditional debt security in different degrees. In general, if U.S. interest rates increase, we expect that the market value of your note will decrease, and, conversely, if U.S. interest rates decrease, we expect that the market value of your note will increase.

THE RETURN ON YOUR NOTE WILL DEPEND ON CHANGES IN THE LEVEL OF THE INDEX AND IS
                     SUBJECT TO CURRENCY EXCHANGE RATE RISK

      Any amount we pay on the stated maturity date that exceeds 95% of the outstanding face amount of your note will be based upon the difference between the final value and the initial value. Fluctuations in the

HK$/US$ exchange rate will affect the market price of your notes, the level of the final value and the amount payable at maturity. For example, if the U.S. Dollar appreciates, we expect that the market value of your note will decrease and, conversely, if the U.S. Dollar depreciates, we expect that the market value of your note will increase.

      The HK$/US$ exchange rate has historically pegged within a limited trading range. However, the exchange rates vary over time, and may vary considerably during the life of your note. Changes in the exchange rates result from the interaction of many factors directly or indirectly affecting economic and political conditions in China and the United States, including economic and political developments in other countries. Of particular importance are:

- removal of HK$/US$ exchange rate peg;

- rates of inflation;

- interest rate levels;

- the balances of payments among countries;

- the extent of governmental surpluses or deficits in China and the United States; and

- other financial, economic, military and political factors.

      All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of China, the United States and other countries important to international trade and finance.

      The price of the notes and payment on the stated maturity date could also be adversely affected by delays in, or refusals to grant, any required governmental approval for conversions of a local currency and remittances abroad or other de facto restrictions on the repatriation of the U.S. Dollars, such as a currency disruption event (as defined under "Specific Terms of Your
Note -- Special Calculation Provisions" below).

IF THE LEVEL OF THE INDEX CHANGES, THE MARKET VALUE OF YOUR NOTE MAY NOT CHANGE
                               IN THE SAME MANNER

      Your note may trade quite differently from the performance of the index. Changes in the levels of the index may not result in a comparable change in the market value of your note. In part, this is because of the averaging over the 60 valuation dates assigned to the index and the impact of the HK$/US$ exchange rate. We discuss some of the reasons for this disparity under "-- The Market Price of Your Note May Be Influenced by Many Unpredictable Factors That Interrelate in Complex Ways" above.

     CHANGES IN OUR CREDIT RATINGS MAY AFFECT THE MARKET VALUE OF YOUR NOTE

      Our credit ratings are an assessment of our ability to pay our obligations, including those on the offered notes. Consequently, actual or anticipated changes in our credit ratings may affect the market value of your note. However, because your return on your note is dependent upon factors, such as the level of the index and interest rates, in addition to our ability to pay our obligation on your note, an improvement in our credit ratings will not reduce the other investment risks related to your note.

                         AN INVESTMENT IN THE NOTES IS
                        SUBJECT TO RISKS ASSOCIATED WITH
                          NON-U.S. SECURITIES MARKETS

      The index includes stocks issued by non-U.S. companies. Investments in securities linked to the value of non-U.S. securities involve particular risks. The non-U.S. securities markets may be more volatile than U.S. or other securities markets, and market developments may affect non-U.S. markets differently from U.S. or other securities markets. Direct or indirect governmental intervention to stabilize the non-U.S. securities markets, as well as cross-shareholdings in foreign companies, may affect trading prices and volumes in those markets. Also, there is generally less publicly available information about non-U.S. companies than about U.S. companies that are subject to the reporting requirements of the U.S. Securities and Exchange

Commission, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

      Securities prices in the People's Republic of China and Hong Kong are subject to political, economic, financial and social factors that apply in those geographical regions. These factors, which could negatively affect those securities markets, include the possibility of recent or future changes in a foreign government's economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, non-U.S. economies may differ favorably or unfavorably from the U.S. economy in important respects such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

THE RETURN ON YOUR NOTE WILL NOT REFLECT ANY DIVIDENDS PAID ON THE INDEX STOCKS

      The return on your note will not reflect the return you would realize if you actually owned the stocks included in the index and received the dividends paid on those stocks. You will not receive any dividends that may be paid on any of the index stocks by the index stock issuers.

                           YOUR NOTE MAY NOT HAVE AN
                             ACTIVE TRADING MARKET

      Your note will not be listed or displayed on any securities exchange, the Nasdaq National Market system or any electronic communications network, and there may be little or no secondary market for your note. Even if a secondary market for your note develops, it may not provide significant liquidity and we expect that transaction costs in any secondary market would be high. As a result, the difference between bid and asked prices for your note in any secondary market could be substantial.

         YOU HAVE NO SHAREHOLDER RIGHTS OR RIGHTS TO RECEIVE ANY STOCK

      Investing in your note will not make you a holder of any of the index stocks. Neither you nor any other holder or owner of your note will have any voting rights, any right to receive dividends or other distributions or any other rights with respect to the index stocks. On the stated maturity date, your note will be paid in cash, and you will have no right to receive delivery of any of the index stocks.

  WE CAN ADJUST OR EXTEND ANY VALUATION DATE OR THE STATED MATURITY DATE UNDER
                              CERTAIN CIRCUMSTANCE

      If the calculation agent determines that, on a valuation date, a market disruption event or currency disruption event has occurred or is continuing, the valuation date will be postponed until the first business day on which no market disruption event or currency disruption event occurs or is continuing. In no event, however, will any such date be postponed by more than five business days. Moreover, if the closing level of the index or the HK$/US$ exchange rate is not available on the postponed valuation date because of a continuing market disruption event or currency disruption event, or for any other reason, the calculation agent will nevertheless determine the closing level of the index or the exchange rate, in its sole discretion, at that time.

      In addition, if the calculation agent determines that, on the stated maturity date, a market disruption event or a currency disruption event has occurred or is occurring, the stated maturity date will be postponed until the first business day on which no market disruption event or currency disruption event occurs or is continuing, although for not more than five business days.

 TRADING AND OTHER TRANSACTIONS BY US IN SECURITIES LINKED TO THE INDEX STOCKS
                       MAY IMPAIR THE VALUE OF YOUR NOTE

      As described under "Use of Proceeds and Hedging" below, we, through Goldman, Sachs & Co. or one or more of our other affiliates, expect to hedge our obligations under the notes by purchasing some or all of the index stocks, options or futures on the index or index stocks or other instruments linked to the index or index stocks. We also expect to adjust the hedge by, among other things, purchasing or selling any of the foregoing, at any time and from time to time, and to unwind our hedge by purchasing or selling any of the foregoing, perhaps on or before any valuation date. We may also enter into, adjust and unwind hedging transactions relating to other index-linked notes whose returns are linked to the index. Any of these hedging activities may adversely affect the level of the index -- directly or indirectly by affecting the price of the index stocks -- and therefore the market value of your note. It is possible that we, through our affiliates, could receive substantial returns with respect to our hedging activities while the value of your note may decline. See "Use of Proceeds and Hedging" for a further discussion of securities transactions in which we or one or more of our affiliates may engage.

      Goldman, Sachs & Co. and our other affiliates may also engage in trading in one or more of the index stocks or instruments whose returns are linked to the index or index stocks for their proprietary accounts, for other accounts under their management or to facilitate transactions, including block transactions, on behalf of customers. Any of these activities of Goldman, Sachs & Co. or our other affiliates could affect the level of the index -- directly or indirectly by affecting the price of the index stocks -- and, therefore, the market value of your note. We may also issue, and Goldman, Sachs & Co. and our other affiliates may also issue or underwrite, other securities or financial or derivative instruments with returns linked to changes in the level of the index or one or more of the index stocks. By introducing competing products into the marketplace in this manner, we or our affiliates could adversely affect the market value of your note.

  OUR BUSINESS ACTIVITIES MAY CREATE CONFLICTS OF INTEREST BETWEEN YOU AND US

      As we have noted above, we, Goldman, Sachs & Co. and our other affiliates expect to engage in trading activities related to the index, the index stocks and the Hong Kong Dollar that are not for your account or on your behalf. These trading activities may present a conflict between your interest in your note and the interests of Goldman, Sachs & Co. and our other affiliates will have in their proprietary accounts, in facilitating transactions, including block trades, for their customers and in accounts under their management. These trading activities, if they influence the level of the index, could be adverse to your interests as a beneficial owner of your note.

      Goldman, Sachs & Co. and our other affiliates may, at present or in the future, engage in business with the issuers of the index stocks, including making loans to or equity investments in those companies or providing advisory services to those companies. These services could include merger and acquisition advisory services. These activities may present a conflict between the obligations of Goldman, Sachs & Co. or another affiliate of Goldman Sachs and your interests as a beneficial owner of a note. Moreover, one or more of our affiliates have published and in the future expect to publish research reports with respect to some or all of the issuers of the index stocks and with respect to the index. Any of these activities by any of our affiliates may adversely affect the level of the index and, therefore, the market value of your note and the amount we will pay on your note at maturity.

   AS CALCULATION AGENT, GOLDMAN, SACHS & CO. WILL HAVE THE AUTHORITY TO MAKE DETERMINATIONS THAT COULD AFFECT THE MARKET VALUE OF YOUR NOTE, WHEN YOUR NOTE
                 MATURES AND THE AMOUNT YOU RECEIVE AT MATURITY

      As calculation agent for your note, Goldman, Sachs & Co. will have discretion in making various determinations that affect your note. These determinations include determining the closing levels of the index, the prevailing HK$/US$ exchange rate on a relevant valuation date (or, in the absence of such exchange rate, such other rate as the calculation agent shall determine appropriate), and determining whether to postpone a valuation date and the stated maturity date because of a market disruption event or currency disruption event. See "Specific Terms of Your Note" below. The exercise of this discretion by Goldman, Sachs & Co. could adversely affect the value of your note and may present Goldman, Sachs & Co. with a conflict of interest of the kind described under "-- Our Business Activities May Create Conflicts of Interest Between You and Us".

THE POLICIES OF THE INDEX SPONSOR AND CHANGES THAT AFFECT THE INDEX OR THE INDEX
    STOCKS COULD AFFECT THE AMOUNT PAYABLE ON YOUR NOTE AND ITS MARKET VALUE

      The policies of the sponsor of the index or any successor indices concerning the calculation of the index level, additions, deletions or substitutions of index stocks and the manner in which changes affecting the index stocks, or their issuers, such as stock dividends, reorganizations or mergers, are reflected in the index levels, could affect the level of the index, and, therefore, the supplemental payment amount, if any, payable on your note. The amounts payable, if any, on your note and its market value could also be affected if the sponsor of the index changes these policies, for example, by changing the manner in which it calculates the level of such index, or if the sponsor of the index discontinues or suspends calculation or publication of the level of the index, in which case it may become difficult to determine the market value of your note. If events such as these occur, or if the level of the index is not available on the applicable valuation date because of a market disruption event or for any other reason, the calculation agent -- which initially will be Goldman, Sachs & Co., our affiliate -- may determine the level of the index on the relevant valuation date in a manner it considers appropriate, in its sole discretion. The discretion that the calculation agent will have in determining the closing level of the index on the relevant valuation date and the amount payable on your note is more fully described under "Specific Terms of Your Note -- Consequences of Discontinuance or Modification of the Index" and "-- Role of Calculation Agent".

 THERE IS NO AFFILIATION BETWEEN THE INDEX STOCK ISSUERS AND US, AND WE ARE NOT
           RESPONSIBLE FOR ANY DISCLOSURE BY THE INDEX STOCK ISSUERS

      We are not affiliated with the issuers of the index stocks included in the index or the sponsor of the index. We and our affiliates may currently or from time to time in the future engage in business with the index stock issuers. Nevertheless, neither we nor any of our affiliates assumes any responsibility for the adequacy or accuracy of any publicly available information about the index and the index stock issuers. You, as an investor in your note, should make your own investigation into the index and the index stock issuers. See "The Index" below for additional information about the FTSE/Xinhua China 25 Index(TM).

      Neither the sponsor of the index nor any of the index stock issuers are involved in this offering of your note in any way and none of them have any obligation of any sort with respect to your note. Thus, neither the sponsor of the index nor any of the index stock issuers have any obligation to take your interests into consideration for any reason, including taking any corporate actions that might affect the value of your note.

   CERTAIN CONSIDERATIONS FOR INSURANCE COMPANIES AND EMPLOYEE BENEFIT PLANS

      Any insurance company or fiduciary of a pension plan or other employee benefit plan that is subject to the prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended, which we call "ERISA", or the Internal Revenue Code of 1986, as amended, including an IRA or a Keogh plan (or a governmental plan to which similar prohibitions apply), and that is considering purchasing the offered notes with the assets of the insurance company or the assets of such a plan, should consult with its counsel regarding whether the purchase or holding of the offered notes could become a "prohibited transaction" under ERISA, the Internal Revenue Code or any substantially similar prohibition in light of the representations a purchaser or holder in any of the above categories is deemed to make by purchasing and holding the offered notes. This is discussed in more detail under "Employee Retirement Income Security Act" below.

                          SPECIFIC TERMS OF YOUR NOTE

--------------------------------------------------------------------------------
      Please note that in this section entitled "Specific Terms of Your Note", references to "holders" mean those who own notes registered in their own names on the books that we or the trustee maintain for this purpose, and not indirect holders who own beneficial interests in notes registered in street name or in notes issued in book-entry form through The Depository Trust Company. Please review the special considerations that apply to indirect holders in the accompanying prospectus, under "Legal Ownership and Book-Entry Issuance."
--------------------------------------------------------------------------------

      The offered notes are part of a series of debt securities, entitled "Medium-Term Notes, Series B", that we may issue under the indenture from time to time. The offered notes are also "indexed debt securities", as defined in the accompanying prospectus. This prospectus supplement summarizes specific financial and other terms that apply to the offered notes, including your note; terms that apply generally to all Series B medium-term notes are described in "Description of Notes We May Offer" in the accompanying prospectus. The terms described here supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

      In addition to those terms described in the summary information section, the following terms will apply to your note:

      NO INTEREST: we will pay no interest on your note

      SPECIFIED CURRENCY:

- U.S. Dollar (US$)

      FORM OF NOTE:

- global form only: yes, at DTC

- non-global form available: no

      DENOMINATIONS: each note registered in the name of a holder must have a face amount of $1,000 or any multiple of $1,000

      DEFEASANCE APPLIES AS FOLLOWS:

- full defeasance: no

- covenant defeasance: no

      TRADE DATE:          , 2003

      MATURITY DATE:          , 2003

           REDEMPTION AT THE OPTION OF THE GOLDMAN SACHS GROUP, INC.:

      None; provisions contained in "Description of Debt Securities We May
Offer -- Redemption and Repayment" in the accompanying prospectus will not apply to the offered notes.

                                  OTHER TERMS:

- the default amount will be payable on any acceleration of the maturity of your note as described under "-- Special Calculation Provisions" below.

- a business day for your note will not be the same as a business day for our other Series B medium-term notes, as described under "-- Special Calculation Provisions" below.

      Please note that the information about the original issue date, original issue price and net proceeds to The Goldman Sachs Group, Inc. on the front cover page relates only to the initial sale of the notes. If you have purchased your note in a market-making transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

      We describe the terms of your note in more detail below.

                   THE INDEX, INDEX SPONSOR AND INDEX STOCKS

      In this prospectus supplement, when we refer to the index, we mean the FTSE/Xinhua China 25 Index(TM), or any successor index, as any of them may be modified, replaced or adjusted from time to time as described under "-- Consequences of Discontinuance or Modification of the Index" below. When we refer to the index sponsors as of any time, we mean the entities, including any successor sponsors, that determine and publish the index as then in effect. When we refer to the index stocks as of any time, we mean the stocks that comprise the index as then in effect, after giving effect to any additions, deletions or substitutions.

                  PAYMENT OF PRINCIPAL ON STATED MATURITY DATE

      On the stated maturity date, we will pay the holder of the note cash equal to the sum of:

- 95% of the face amount of the notes; plus

- the supplemental payment amount, if any.

                              STATED MATURITY DATE

      , 2008, unless that day is not a business day, in which case the stated maturity date will be the next following business day. If the fifth business day before this applicable day is not the final valuation date described below, however, then the stated maturity date will be the fifth business day following the final valuation date, provided that the stated maturity date will never be
later than the fifth business day after                or, if                ,
is not a business day, later than the sixth business day after                .
The calculation agent may postpone the final valuation date -- and therefore the stated maturity date -- if a market disruption event or a currency disruption event occurs or is continuing on a day that would otherwise be the final valuation date. We describe market disruption events and currency disruption events under "-- Special Calculation Provisions" below.

                                VALUATION DATES

      The                of each month, beginning                , 2003 and
ending on       , 2008, and, if on any such date the level of the index is not available, the next business day on which such level is available unless the calculation agent determines that a market disruption event or a currency disruption event occurs or is continuing on that business day. In that event, the valuation date will be the first business day on which the calculation agent determines that neither a market disruption event nor a currency disruption event occurs or is continuing. In no event, however, will the valuation date be
later than the fifth business day after the                of that month (or, in
the event that the                of that month is not a business day, the sixth
business day after the                of that month). If the valuation date is
postponed to the last possible day but a market disruption event or a currency disruption event occurs or is continuing on that day, that day will nevertheless be the valuation date.

                             HK$/US$ EXCHANGE RATE

      The HK$/US$ exchange rate as determined by the calculation agent to be the mid-market rate displayed on the Hong Kong Dollar mid-market Bloomberg page on the relevant valuation date (other than when a currency disruption event occurs or is continuing) or any replacement page or pages as determined by the calculation agent. In the event that the HK$/US$ exchange rate is not displayed on that page, or in the event a currency disruption event occurs or is continuing, then the HK$/US$ exchange rate on the relevant valuation date will be the arithmetic mean, as determined by the calculation agent, of the currency mid-quotations obtained by the calculation agent from as many recognized foreign exchange dealers (which may include the calculation agent or any of its affiliates), but not exceeding three, as will make such mid-market quotations available to the calculation agent as of 12:00 noon, Hong Kong time, on the relevant valuation date (other than when a currency disruption event occurs or shall be continuing).

                                 INITIAL VALUE

      US$100, equal to HK$          based on the HK$/US$ exchange rate on , 2003
of HK$               = US$1.

                                  FINAL VALUE

      We will calculate the final value by:

- Taking the Hong Kong Dollar closing level of the index on each valuation date; then

- On each of the valuation dates dividing the closing level of the index by
            (its closing level on                , 2003), and multiplying the
  result by HK$          ; then

- Determining the U.S. Dollar value on each valuation date by converting the Hong Kong Dollar value calculated above into U.S. Dollars at the prevailing exchange rate as determined by the calculation agent; and then

- Taking the arithmetic average of all those U.S. Dollar values.

                          SUPPLEMENTAL PAYMENT AMOUNT

      If the final value is greater than the initial value, US$100, we will calculate the supplemental payment amount by multiplying the face amount of the note by the percentage increase from US$100 to the final value. If the final value is less than or equal to the initial value, the supplemental payment amount will be zero.

                         DEFAULT AMOUNT ON ACCELERATION

      If an event of default occurs and the maturity of your note is accelerated, we will pay the default amount in respect of the principal of your note at the maturity. We describe the default amount under "-- Special Calculation Provisions" below.

      For the purpose of determining whether the holders of our Series B medium-term notes, which include the offered notes, are entitled to take any action under the indenture, we will treat the outstanding face amount of each offered note as the outstanding principal amount of that note. Although the terms of the offered notes differ from those of the other Series B medium-term notes, holders of specified percentages in principal amount of all Series B medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series B medium-term notes, including the offered notes. This action may involve changing some of the terms that apply to the Series B medium-term notes, accelerating the maturity of the Series B medium-term notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the accompanying prospectus under "Description of Debt Securities We May Offer -- Default, Remedies and Waiver of Default" and "-- Modification of the Indentures and Waiver of Covenants".

          CONSEQUENCES OF DISCONTINUANCE OR MODIFICATION OF THE INDEX

      If the sponsor of the index discontinues publication of the index and the index sponsor or anyone else publishes a substitute index that the calculation agent determines is comparable to the index, then the calculation agent will determine the closing level on the relevant valuation date by reference to the substitute index. Any substitute index approved by the calculation agent shall be a successor index.

      If the calculation agent determines that the publication of the index is discontinued and there is no successor index, the calculation agent will determine the closing level on the relevant valuation date by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the index.

      If the calculation agent determines that the index, the stocks comprising the index or the method of calculating the index is changed at any time in any respect -- including any addition, deletion or substitution and any reweighting or rebalancing of index stocks and whether the change is made by the index sponsor under its existing policies or following a modification of those policies, is due to the publication of a successor index, is due to events affecting one or more of the index stocks or their issuers or is due to any other reason -- then the calculation agent will be permitted (but not required) to make such adjustments in the index or the method of its calculation as it believes are appropriate to ensure that the closing level is equitable.

      Any adjustments made to a closing level on any valuation date may differ from those made to a closing level on any other valuation date, and these adjustments may be made with respect to one or more valuation dates but not with respect to all valuation dates.

The calculation agent is not obligated to make any such adjustments.

      All determinations and adjustments to be made by the index sponsor or the calculation agent with respect to the index may be made by the index sponsor or the calculation agent, as the case may be, in its sole discretion.

     CONSEQUENCES OF A MARKET DISRUPTION EVENT OR CURRENCY DISRUPTION EVENT

      If a market disruption event or a currency disruption event occurs or is continuing on a day that would otherwise be a valuation date, the valuation date will be postponed to the next business day on which a market disruption event or currency disruption event does not occur or is not continuing. In no event, however, will a valuation date be postponed by more than five business days. If the relevant valuation date is postponed to the last possible day but a market disruption event or currency disruption event occurs or is continuing, that day will nevertheless be the valuation date and the calculation agent will determine the closing level of the index or the relevant exchange rate in its sole discretion at that time.

                               MANNER OF PAYMENT

      Any payment on your note at the stated maturity date will be made to an account designated by the holder of your note and approved by us, or at the office of the trustee in New York City, but only when your note is surrendered to the trustee at that office. We also may make any payment in accordance with the applicable procedures of the depositary

                           ROLE OF CALCULATION AGENT

      The calculation agent in its sole discretion will make all determinations regarding the closing level of the index on any relevant valuation date, the HK$/US$ exchange rate on any relevant valuation date, market disruption events, currency disruption events, business days, the default amount and the amount payable in respect of your note on the stated maturity date. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent.

      Please note that Goldman, Sachs & Co., our affiliate, is the calculation agent as of the original issue date of your note. We may change the calculation agent after the original issue date without notice.

                         SPECIAL CALCULATION PROVISIONS

BUSINESS DAY

      When we refer to a business day with respect to your note, we mean each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in The City of New York generally are authorized or obligated by law, regulation or executive order to close.

DEFAULT AMOUNT

      The default amount for your note on any day will be an amount, in the specified currency for the principal of your note, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to your note as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to your note. That cost will equal:

- the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

- the reasonable expenses, including reasonable attorneys' fees, incurred by the holder of your note in preparing any documentation necessary for this assumption or undertaking.

      During the default quotation period for your note, which we describe below, the holder and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest -- or, if there is only one, the only -- quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

DEFAULT QUOTATION PERIOD

      The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

- no quotation of the kind referred to above is obtained, or

- every quotation of that kind obtained is objected to within five business days after the due day as described above.

      If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

      In any event, if the default quotation period and the subsequent two business day objection period have not ended before the valuation date, then the default amount will equal the principal amount of your note.

QUALIFIED FINANCIAL INSTITUTIONS

      For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America or Europe which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

- A-1 or higher by Standard & Poor's Ratings Group or any successor, or any other comparable rating then used by that rating agency, or

- P-1 or higher by Moody's Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

MARKET DISRUPTION EVENT

      Any of the following will be a market disruption event.

- a suspension, absence or material limitation of trading in index stocks constituting 20% or more, by weight, of the index on their respective primary markets, in each case for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion, or

- a suspension, absence or material limitation of trading in option or futures contracts relating to the index or to index stocks constituting 20% or more, by weight, of the index, if available, in the respective primary markets for those contracts, in each case for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion, or

- index stocks constituting 20% or more, by weight, of the index, or option or futures contracts relating to the index or to index stocks constituting 20% or more, by weight, of the index, if available, do not trade on what were the respective primary markets for those index stocks or contracts, as determined by the calculation agent in its sole discretion, and, in any of these events, the calculation agent determines in its sole discretion that the event could materially interfere with our ability or any of our affiliates or a similarly situated party to unwind all or a material portion of a hedge that could be effected with respect to the notes. For more information about hedging by The Goldman Sachs Group, Inc. and/or any of its affiliates, see "Use of Proceeds and Hedging" below.

      The following events will not be market disruption events:

- a limitation on the hours or numbers of days of trading, but only if the limitation results from a previously announced change in the regular business hours of the relevant market, and

- a decision to permanently discontinue trading in the option or futures contracts relating to the index or to any index stock.

      For this purpose, an "absence of trading" in the primary securities market on which an index stock, or on which option or futures contracts relating to the index or an index stock, are traded will not include any time when that market is itself closed for trading under ordinary circumstances. In contrast, a suspension or limitation of trading in an index stock or in option or futures contracts relating to the index or an index stock, if available, in the primary market for that stock or those contracts, by reason of:

- a price change exceeding limits set by that market, or

- an imbalance of orders relating to that stock or those contracts, or

- a disparity in bid and ask quotes relating to that stock or those contracts,

will constitute a suspension or material limitation of trading in that stock or those contracts in that primary market.

      As is the case throughout this prospectus supplement, references to the index in this description of market disruption events includes the FTSE/Xinhua China 25 Index(TM) and any successor index as they may be modified, replaced or adjusted from time to time.

CURRENCY DISRUPTION EVENT

      A currency disruption event with respect to the Hong Kong Dollar means the occurrence or continuance of any of the following, as determined by the calculation agent in its sole discretion:

- The failure by the central bank of the local jurisdiction (or any successor to the central bank of the local jurisdiction as the central and monetary authority of the local jurisdiction) to approve to the extent legally required or permit the exchange of local currency for U.S. Dollars, or any other action of the dominant authority (including the promulgation, operation or enforcement of any law, act, decree, regulation, ordinance, order, policy or determination, or modification of, or change in the interpretation of any of the foregoing) or any event in the local jurisdiction that has the effect of preventing such exchange, the transfer of any U.S. Dollars from accounts in the local jurisdiction to accounts outside of the local jurisdiction or the transfer of local currency between accounts in the local jurisdiction to a person that is a non-resident of the local jurisdiction by us or any of our affiliates, or if U.S. Dollars are unavailable in any legal exchange market for purchase with local currency settled through the banking system of the local jurisdiction in accordance with normal commercial practice; provided that any such failure, action, event or unavailability is not the result of the failure by us or any of our affiliates to comply with all legal requirements of the local jurisdiction (unless such legal requirements are imposed after the trade date for your note) except if and when required by U.S. law;

- The failure of the government of the local jurisdiction, or any agency or subdivision thereof, to make timely payment in full of any principal, interest or other amounts due on any security issued by such entity;

- A declared moratorium, waiver, deferral, repudiation or rescheduling of any security issued by the government of the local jurisdiction, or any agency or subdivision thereof, or the amendment or modification of the terms and conditions of the security issued by such entity in a way that has a material adverse effect on the holders of such security;

- The existence of any restriction on the receipt within the local jurisdiction or the repatriation outside of the local jurisdiction of all or any portion of the principal, interest, capital gains or other proceeds of assets owned by foreign persons or entities in the local jurisdiction, including but not limited to any restriction imposed by the government of the local jurisdiction or any agency or subdivision thereof;

- A declaration of a banking moratorium or any suspension of payments by banks in the local jurisdiction;

- Any expropriation, confiscation, requisition, nationalization or other action by any dominant authority which deprives any party in the local jurisdiction, including us or any of our affiliates, which has an interest in the offered notes or any related transaction, including any transaction intended to hedge our obligations under or related to the offered notes, of all or a substantial portion of its assets (including rights to receive payment) in the local jurisdiction; provided that such actions are not the result of the failure by us or any of our affiliates to comply with all legal requirements of the local jurisdiction (unless such legal requirements are imposed after the trade date for your note or constitute an expropriation in and of themselves) except if and when required by U.S. law; or

- Any war (whether or not declared), resolution, insurrection or hostile act that prevents the transfer of U.S. Dollars outside of the local jurisdiction or lawfully converting local currency to U.S. Dollars.

For purposes of this definition:

- "Dominant authority" means at any time the government of the local jurisdiction or any political subdivision thereof or any other authority asserting governmental, military or political power of any kind in the local jurisdiction at such time, whether or not such authority is recognized as de facto or de jure government.

- "Local currency" means the Hong Kong Dollar or any successor currency.

- "Local jurisdiction" means the Hong Kong Special Administrative Region of the People's Republic of China.

                   HYPOTHETICAL PRE-TAX RETURNS ON YOUR NOTE

      The following examples are provided for purposes of illustration only. They should not be taken as an indication or prediction of future investment results and are intended merely to illustrate the impact that various hypothetical final values could have on the payment amount.

      The examples below assume that there is no change in or affecting the composition of index stocks in the index or the method by which the index sponsor calculates the index levels, that there is no change in the relative weighting of any index stock, and that no market disruption event or currency disruption event occurs with respect the index.

      Any rate of return you may earn on an investment in the notes may be lower than that which you could earn on a comparable investment in the index stocks. Among other things, the return on the notes will not reflect any dividends that may be paid on the index stocks. Also, the hypothetical returns shown below do not take into account the effects of applicable taxes. Because of the U.S. tax treatment applicable to your note, tax liabilities could affect the after-tax rate of return on your note to a comparatively greater extent than the after-tax return on the index stocks.

      If the final value is greater than the initial value (see examples I and II below), the payment amount on each offered note at the stated maturity will exceed 95% of the outstanding face amount, although if the final value is less than 105% of the initial value, the payment amount on each note at stated maturity will be less than the face amount of the note (see example II). If the final value is less than or equal to the initial value (see examples III and IV below), the holder of each offered note will receive only 95% of the face amount. In no event will you lose more than 5% of your initial investment in a note if you buy the note upon issuance and hold it until the stated maturity date. You should note that the final value can appreciate or depreciate due to changes in index levels and foreign currency exchange rates. As we discuss below, we have assumed for the purpose of these examples that the HK$/US$ exchange rate stays constant.

      The following examples also assume that the note is purchased on the original issue date and held until the stated maturity date. If you sell your note before the stated maturity date, your return will depend upon the market value of your note at the time of sale, which may be affected by a number of factors that are not reflected in the table below. For a discussion of some of these factors, see "Additional Risk Factors Specific to Your Note" above.

      The following examples are based on index returns that are entirely hypothetical and do not take into account any taxes that you may owe as the result of owning your note; no one can predict what the value of the index will be on any valuation date. The actual performance of the index over the life of the offered notes, as well as the amount payable at maturity, may bear little relation to the hypothetical examples set forth below.

      The examples below assume that the HK$/US$ exchange rate remains constant at HK$7.7987 = US$1. We have not included the HK$/US$ exchange rate as a factor in the hypothetical examples below because the HK$/US$ exchange rate has remained approximately HK$7.8 = US$1. The HK$/US$ exchange rate on each of the 60 valuation dates, however, is fundamental to the calculation of the final value and the payment on your note. There can be no assurance that the HK$/US$ exchange rate will remain approximately fixed in the future. Should the HK$/US$ exchange rate change significantly in the future, the final value will be affected by the prevailing HK$/US$ exchange rate on the applicable valuation dates. If this occurs, any depreciation in the Hong Kong Dollar relative to the U.S. Dollar could substantially offset any positive gains from the index. Because the exchange rate at each of 60 valuation dates will affect the calculation of the final value, any depreciation in the Hong Kong Dollar relative to the U.S. Dollar could have a significant negative impact on your payment amount even if the Hong Kong Dollar has
appreciated from the level on           , 2003 (i) at any other time during the
term of the notes or (ii) at maturity.

      In the table below, we provide a range of hypothetical final values based on averaging assumed values of the index for each of the 60 valuation dates. Based on these hypothetical final values, we illustrate a range of hypothetical pre-tax payment amounts as a percentage of the face amount that will be payable on the stated maturity date.

                          HYPOTHETICAL PAYMENT
 HYPOTHETICAL FINAL       AMOUNT AS PERCENT OF
      VALUE AS             FACE AMOUNT ON THE
     PERCENT OF                  STATED
    INITIAL VALUE            MATURITY DATE
 ------------------       --------------------
        150%                       145%
        125%                       120%
        110%                       105%
        105%                       100%
        100%                       95%
         90%                       95%
         75%                       95%

      You should note that you will not receive 100% of your investment at the stated maturity unless the final value, which is an average of U.S. Dollar values over 60 valuation dates, is 105% of the initial value.

      The final value will be determined by the performance of the index. The following examples demonstrate how changes in the index may affect the pre-tax principal amount that the holder of each offered note will receive on the stated maturity date, expressed as a percentage of the face amount. For the purpose of these examples, as we discussed above, we have assumed that the HK$/US$ exchange rate remains constant over the term of the notes.

                             ---------------------

     Example I: The final value is greater than the initial value by more than 5% as a result of the average value of the index levels over the 60 valuation dates being higher than the initial value. The pre-tax payment amount is greater than the face amount.

------------------------------------------------------------------------------------
                                                               FTSE/XINHUA CHINA 25
                                                                    INDEX(TM)
------------------------------------------------------------------------------------
 Initial index level                                                 4,496.61
------------------------------------------------------------------------------------
 Initial investment (HK$)                                             779.87
------------------------------------------------------------------------------------
 Average index level over 60 valuation dates                          6,322
------------------------------------------------------------------------------------
 Average index level as a percentage of initial index level
   -1                                                                 40.6%
------------------------------------------------------------------------------------
 Initial value (US$)                                                 100.000
------------------------------------------------------------------------------------
 Final value (averaging 60 valuation date values) (US$)              140.595
------------------------------------------------------------------------------------
 Return                                                              40.595%
------------------------------------------------------------------------------------
 Supplemental payment amount as percentage of face amount            40.595%
------------------------------------------------------------------------------------
 Pre-tax payment amount as percentage of face amount                 135.595%
------------------------------------------------------------------------------------

     Example II: The final value is greater than the initial value by less than 5% as a result of the index increasing over the term of the note. The pre-tax payment amount is less than the face amount.

------------------------------------------------------------------------------------
                                                               FTSE/XINHUA CHINA 25
                                                                    INDEX(TM)
------------------------------------------------------------------------------------
 Initial index level                                                 4,496.61
------------------------------------------------------------------------------------
 Initial investment (HK$)                                             779.87
------------------------------------------------------------------------------------
 Average index level over 60 valuation dates                          4,654
------------------------------------------------------------------------------------
 Average index level as a percentage of initial index level
   -1                                                                  3.5%
------------------------------------------------------------------------------------
 Initial value (US$)                                                 100.000
------------------------------------------------------------------------------------
 Final value (averaging 60 valuation date values) (US$)               103.5
------------------------------------------------------------------------------------
 Return                                                                3.5%
------------------------------------------------------------------------------------
 Supplemental payment amount as percentage of face amount              3.5%
------------------------------------------------------------------------------------
 Pre-tax payment amount as percentage of face amount                  98.5%
------------------------------------------------------------------------------------

     Example III: The final value is less than the initial value as a result of the index decreasing over the term of the note. The pre-tax payment amount is 95% of the face amount.

------------------------------------------------------------------------------------
                                                               FTSE/XINHUA CHINA 25
                                                                    INDEX(TM)
------------------------------------------------------------------------------------
 Initial index level                                                 4,496.61
------------------------------------------------------------------------------------
 Initial investment (HK$)                                             779.87
------------------------------------------------------------------------------------
 Average index level over 60 valuation dates                          4,092
------------------------------------------------------------------------------------
 Average index level as a percentage of initial index level
   -1                                                                  -9%
------------------------------------------------------------------------------------
 Initial value (US$)                                                 100.000
------------------------------------------------------------------------------------
 Final value (averaging 60 valuation date values) (US$)               91.00
------------------------------------------------------------------------------------
 Return                                                                -9%
------------------------------------------------------------------------------------
 Supplemental payment amount as percentage of face amount               0%
------------------------------------------------------------------------------------
 Pre-tax payment amount as percentage of face amount                   95%
------------------------------------------------------------------------------------

     Example IV: The final value is the same as the initial value. The pre-tax payment amount is 95% of the face amount (that is, the supplemental payment amount is zero) even though the final index level may be significantly higher than the initial index level.

------------------------------------------------------------------------------------
                                                               FTSE/XINHUA CHINA 25
                                                                    INDEX(TM)
------------------------------------------------------------------------------------
 Initial index level........................................         4,496.61
------------------------------------------------------------------------------------
 Initial investment (HK$)...................................          779.87
------------------------------------------------------------------------------------
 Average index level over 60 valuation dates................         4,496.61
------------------------------------------------------------------------------------
 Average index level as a percentage of initial index level
   -1.......................................................            0%
------------------------------------------------------------------------------------
 Initial value (US$)........................................         100.000
------------------------------------------------------------------------------------
 Final value (averaging 60 valuation date values) (US$).....         100.000
------------------------------------------------------------------------------------
 Return.....................................................            0%
------------------------------------------------------------------------------------
 Supplemental payment amount as percentage of face amount...            0%
------------------------------------------------------------------------------------
 Pre-tax payment amount as percentage of face amount........           95%
------------------------------------------------------------------------------------

     Payments on this note may be economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on the note may be economically equivalent to the amounts that would be paid on a combination of purchasing an interest-bearing bond and an option, in each case, bought by the holder (with an implicit option premium paid over time by the holder). The discussion in this paragraph does not modify or affect the terms of the note.
                             ---------------------

--------------------------------------------------------------------------------
 We cannot predict the actual final value or the market value of your note at any time prior to the stated maturity date. The actual amount that a holder of the offered notes will receive at stated maturity and the total and pretax rates of return on the offered notes will depend entirely on the actual final value determined by the calculation agent as described above. In particular, the final value could be lower or higher than the levels reflected in the hypothetical examples. Moreover, the assumptions on which the hypothetical examples are based may turn out to be inaccurate. Consequently, the amount of cash to be paid in respect of your note on the stated maturity date may be very different from the information reflected in the hypothetical examples above.
--------------------------------------------------------------------------------

                          USE OF PROCEEDS AND HEDGING

      We will use the net proceeds we receive from the sale of the offered notes for the purposes we describe in the accompanying prospectus under "Use of Proceeds". We or our affiliates also expect to use those proceeds in transactions intended to hedge our obligations under the offered notes as described below.

      In anticipation of the sale of the offered notes, we and/or our affiliates expect to hedge transactions involving purchases of listed futures linked to the index on the trade date. In addition, from time to time after we issue the offered notes, we and/or our affiliates expect to enter into additional hedging transactions and to unwind those we have entered into, in connection with the offered notes and perhaps in connection with other notes we issue, some of which may have returns linked to the index or the index stocks. Consequently, with regard to your note, from time to time, we and/or our affiliates:

- expect to acquire and dispose of positions in listed or over-the-counter options, futures or other instruments linked to the index or some or all of the index stocks,

- may take or dispose of positions in the securities of the index stock issuers themselves,

- may take or dispose of positions in listed or over-the-counter options or other instruments based on indices designed to track the performance of the Hong Kong or People's Republic of China's stock exchanges or other components of the Hong Kong and Chinese equity markets,

- may take short positions in the index stocks or other securities of the kind described above -- i.e., we and/or our affiliates may sell securities of the kind that we do not own or that we borrow for delivery to purchaser, and/or

- may acquire or dispose of U.S. Dollars with respect to the Hong Kong currency.

      We and/or our affiliates may acquire a long or short position in securities similar to the offered notes from time to time and may, in our or their sole discretion, hold or resell those securities.

      In the future, we and/or our affiliates expect to close out a hedge position relating to your note and perhaps hedge positions relating to other notes with returns linked to the index or the index stocks. Those steps, which could occur on or before the determination date for your note, are likely to involve sales of listed or over-the-counter options, futures or other instruments linked to the index or perhaps to many of the index stocks. They may also involve sales and/or purchases of many of the index stocks as well as listed or over-the-counter options, futures or other instruments linked to the index, some or all of the index stocks or indices designed to track the performance of the Chinese stock exchanges or other components of the Chinese equity markets.
--------------------------------------------------------------------------------

         The hedging activity discussed above may adversely affect the market value of your note from time to time and the amount we will pay on your note at maturity. See "Additional Risk Factors Specific to Your
   Note -- Trading and Other Transactions by Us in Securities Linked to the Index Stocks May Impair the Value of Your Note" and "-- Our Business Activities May Create Conflicts of Interest Between You and Us" above for a discussion of these adverse effects.
--------------------------------------------------------------------------------

                                   THE INDEX

      We have derived all information regarding the index contained in this prospectus supplement, including its make-up, method of calculation, changes in its components and historical performance, from publicly available information, without independent verification. We accept responsibility as to the correct reproduction of such information, but no further or other responsibility (express or implied) is accepted by us in respect of such information.

      This information reflects the policies of, and is subject to change by, the index sponsor. The index sponsor owns the copyright and all other rights to the index. The index sponsor has no obligation to continue to publish, and may discontinue publication of, the index. The consequences of the index sponsor discontinuing the index are described above in the section entitled "Specific Terms of Your Note -- Consequences of Discontinuance or Modification of the Index".

      Current information regarding the market value of the index is available from its sponsor and from numerous public information sources. We do not make any representation that the publicly available information about the index is accurate or complete. The index is determined, comprised and calculated by its sponsor without regard to the offered notes.

      Since its inception, the index has experienced significant fluctuations.

      Any historical upward or downward trend in the closing level of the index is not an indication that the index is more or less likely to increase or decrease at any time during the term of your note. It is impossible to predict whether the price of the index stocks will rise or fall, and you should not take the historical levels of the index as an indication of future performance. We cannot give you any assurance with respect to the future performance of the index. Neither we nor any of our affiliates make any representation to you as to the performance of the index.

      Neither we nor any of our affiliates accepts any responsibility for the calculation, maintenance or publication of, or for any error, omission or disruption in, the index.

      The descriptions of the index contained in this section include tables which sets forth the historical high, low and closing levels for the index at the end of each month from July 2001 to March 2003 (through March 26, 2003). We obtained the information contained in the tables from Bloomberg Financial Services, without independent verification.

                       THE FTSE/XINHUA CHINA 25 INDEX(TM)

      The FTSE/Xinhua China 25 Index(TM) is a real time index designed for use by the international investment community as a basis for trading (both on-exchange and over-the-counter, OTC) and index tracking funds (including exchange traded funds).

      The index is a product of FTSE/Xinhua Index Limited, a joint venture between FTSE(TM), one of the world's leading global index providers, and Xinhua Financial Network (XFN), a leading independent financial information provider with unique access into China's markets. Eligible companies consist of B Shares, H Shares and red chips, all of which are available to foreign investors. The constituents of the FTSE/Xinhua China 25 Index(TM) are adjusted for free float and subject to liquidity screens.

      The closing level of the FTSE/Xinhua China 25 Index(TM) on           ,
2003, was           .

                     HISTORICAL CLOSING LEVELS OF THE INDEX

      Since its inception, the level of the index has experienced significant fluctuations. Any historical upward or downward trend in the closing levels of the index during any period shown below is not an indication that the index is more or less likely to increase or decrease at any time during the term of your note. You should not take the historical levels of the index as an indication of future performance. We cannot give you any assurance that the future performance of the index will result in you receiving an amount greater than 95% of the outstanding face amount of your note on the stated maturity date.

      The table below shows the high, the low and the last closing levels of the index for each month in 2001 (starting July 2000) and 2002 and for the first three months in 2003 through March 26, 2003. We obtained the closing levels listed in the two tables below from Bloomberg Financial Services, without independent verification.

   MONTHLY HIGH, LOW AND CLOSING LEVELS OF THE FTSE/XINHUA CHINA 25 INDEX(TM)

MONTH                                                           HIGH       LOW       CLOSE
-----                                                         --------   --------   --------
July 2001...................................................   5959.53    5183.83    5272.92
August 2001.................................................   5312.05    4503.62     4507.2
September 2001..............................................   4463.21    3856.63    4205.25
October 2001................................................   4487.68     4131.7    4487.68
November 2001...............................................   4749.32    4405.45    4634.62
December 2001...............................................   4756.59    4509.67    4596.84

January 2002................................................   4810.65     4391.5    4556.58
February 2002...............................................   4759.41    4493.88    4660.83
March 2002..................................................   5001.89    4593.96    4828.74
April 2002..................................................   4955.76    4816.63    4922.55
May 2002....................................................   5169.69    4993.58    5027.92
June 2002...................................................   5162.62    4843.11    4934.55
July 2002...................................................    5077.5    4771.43     4723.4
August 2002.................................................    4745.7    4389.45    4602.79
September 2002..............................................    4566.1    4328.78    4329.55
October 2002................................................   4459.54    4081.49    4284.63
November 2002...............................................   4428.48    4257.16    4408.58
December 2002...............................................   4528.84    4317.23    4317.23

January 2003................................................   4707.99    4337.38    4601.71
February 2003...............................................   4685.62    4554.19    4554.19
March 2003 (through March 26, 2003).........................  4592.211    4309.18    4497.21

---------------

Source: Bloomberg

                               LICENSE AGREEMENTS

      The China Index Linked Medium-Term Notes, Series B, due 2008 are not in any way sponsored, endorsed, sold or promoted by FTSE/Xinhua Index Limited ("FXI"), FTSE International Limited ("FTSE") or Xinhua Financial Network Limited ("Xinhua") or by the London Stock Exchange PLC (the "Exchange") or by The Financial Times Limited ("FT") and neither FXI, FTSE, Xinhua nor Exchange nor FT makes any warranty or representation whatsoever, expressly or impliedly, either as to the results to be obtained from the use of the FTSE/Xinhua China 25 Index ("the Index") and/or the figure at which the said Index stands at any particular time on any particular day or otherwise. The Index is compiled and calculated by or on behalf of FXI. However, neither FXI or FTSE or Xinhua or Exchange or FT shall be liable (whether in negligence or otherwise) to any person for any error in the Index and neither FXI, FTS, Xinhua or Exchange or FT shall be under any obligation to advise any person of any error therein."

      "FTSE(TM)" is a trade mark joinly owned by the London STock Exchange PLC and The Financial Times Limited. "Xinhua" is a service mark and trade mark of Xinhua Financial Network Limited. All marks are licensed for use by FTSE/Xinhua Index Limited.

                 HISTORICAL CURRENCY EXCHANGE RATE INFORMATION

      The HK$/US$ exchange rate has historically been pegged at approximately
7.8 HK$/US$. However, we make no representation that the Hong Kong Dollars could have been or could be converted into U.S. Dollars as the case may be, at any particular rate or at any rate. The data presented in this prospectus supplement relating to the HK$/US$ exchange rate is furnished as a matter of information only and based on public information. We cannot assure you that such disclosure is accurate. See "Additional Risk Factors Specific to Your Note -- The Return on Your Note Will Depend on Changes in the Level of the Index and is Subject to Currency Exchange Rate Risk" above.

      The fluctuation in the exchange rate between the Hong Kong Dollar and the U.S. Dollar will affect the amount payable at maturity. Governmental actions affecting such exchange rate in the past and over the life of the notes may include the removal of the HK$/US$ exchange rate peg, imposition of exchange or regulatory controls or taxes, the intervention by the central bank, the replacement of the respective foreign currency or the alteration of the exchange rate or the relative exchange characteristics by devaluation or revaluation of the respective foreign currency. We cannot assure you that the Hong Kong government will not impose foreign currency exchange controls in the future.

      The exchange rate between the Hong Kong Dollar and the U.S. Dollar varies over time. Changes in the exchange rates result from the interaction of many factors directly or indirectly affecting economic and political conditions in Asia and the United States, including economic and political developments in other countries. Of particular importance are rates of inflation, interest rate levels, the balance of payments, the extent of governmental surpluses or deficits in Asia and the United States and other countries important to international trade and finance.

      The price of the notes could also be adversely affected by delays in, or refusal to grant, any required government approval for conversions of the Hong Kong Dollar and remittances abroad or other de facto restrictions on the repatriation of U.S. Dollars.

      The following tables sets forth, for the periods indicated, the high, low and closing mid exchange rates. We obtained the exchange rates listed below from Bloomberg Financial Services, without independent verification. The following table shows, for the periods indicated, information regarding the HK$/US$ exchange rate, based on the noon buying rate, expressed in Hong Kong Dollars per US$1.

YEAR ENDED
DECEMBER 31            PERIOD END   AVERAGE RATE
-----------            ----------   ------------
2000.................    7.7997        7.7921
2001.................    7.7979        7.7994
2002.................    7.7987        7.7995

---------------

Source: Bloomberg

      The following table shows high and low HK$/US$ mid-market rates by month for the period to March 26, 2003, expressed in Hong Kong Dollars per US$1.

                         PERIOD        PERIOD
MONTH ENDED               HIGH          LOW
-----------            -----------   ----------
September 2002.......    7.8004        7.7991
October 2002.........    7.8002        7.7984
November 2002........    7.7997        7.7988
December 2002........    7.7994        7.7979
January 2003.........    7.8002        7.7987
February 2003........    7.8003        7.7985
March >2003 (through
  March 26, 2003)....    7.7992        7.7983

---------------

Source: Bloomberg

           SUPPLEMENTAL DISCUSSION OF FEDERAL INCOME TAX CONSEQUENCES

      The following section supplements the discussion of U.S. Federal income taxation in the accompanying prospectus with respect to United States holders. The following section is the opinion of Sullivan & Cromwell LLP, counsel to The Goldman Sachs Group, Inc.

      This section applies to you only if you are a United States holder that holds your note as a capital asset for tax purposes. You are a United States holder if you are a beneficial owner of a note and you are:
- a citizen or resident of the United States;

- a domestic corporation;

- an estate whose income is subject to United States federal income tax regardless of its source; or

- a trust if a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust.

      This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

- a dealer in securities or currencies;

- a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

- a bank;

- a life insurance company;

- a tax exempt organization;

- a person that owns a note as a hedge or that is hedged against interest rate risks;

- a person that owns a note as part of a straddle or conversion transaction for tax purposes; or

- a person whose functional currency for tax purposes is not the U.S. Dollar.

      This section is based on the U.S. Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

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         Please consult your own tax advisor concerning the U.S. federal income tax and any other applicable tax consequences to you of owning your note in your particular circumstances.
--------------------------------------------------------------------------------

      Your note will be treated as a single debt instrument subject to special rules governing contingent payment obligations for United States federal income tax purposes. Under those rules, the amount of interest you are required to take into account for each accrual period will be determined by constructing a projected payment schedule for your note and applying rules similar to those for accruing original issue discount on a hypothetical noncontingent debt instrument with that projected payment schedule. This method is applied by first determining the yield at which we would issue a noncontingent fixed rate debt instrument with terms and conditions similar to your note (the "comparable yield") and then determining a payment schedule as of the issue date that would produce the comparable yield. These rules will generally have the effect of requiring you to include amounts in respect of your note prior to your receipt of cash attributable to such income.

      You may obtain the comparable yield and projected payment schedule from us by contacting the Goldman Sachs Corporate Treasury Department, Debt Administration Group, at 212-902-1000. You are required to use the comparable yield and projected payment schedule that we compute in determining your interest accruals in respect of your note, unless you timely disclose and justify on your federal income tax return the use of a different comparable yield and projected payment schedule.

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         The comparable yield and projected payment schedule are not provided to you for any purpose other than the determination of your interest accruals in respect of your note, and we make no representation regarding the amount of contingent payments with respect to your note.
--------------------------------------------------------------------------------

      If you purchase your note for an amount that differs from the note's adjusted issue price at the time of the purchase, you must determine the extent to which the difference between the price you paid for your note and its adjusted issue price is attributable to a change in expectations as to the projected payment schedule, a change in interest rates, or both, and allocate the difference accordingly. The adjusted issue price of your note will equal your note's original issue price plus any interest deemed to be accrued on your note (under the rules governing contingent payment obligations) as of the time you purchase your note.

      If the adjusted issue price of your note is greater than the price you paid for your note, you must make positive adjustments increasing the amount of interest that you would otherwise accrue and include in income each year, and the amount of ordinary income (or decreasing the amount of ordinary loss) recognized upon maturity by the amounts allocated to each of interest and projected payment schedule; if the adjusted issue price of your note is less than the price you paid for your note, you must make negative adjustments, decreasing the amount of interest that you must include in income each year, and the amount of ordinary income (or increasing the amount of ordinary loss) recognized upon maturity by the amounts allocated to each of interest and projected payment schedule. Adjustments allocated to the interest amount are not made until the date the daily portion of interest accrues.

      Because any Form 1099-OID that you receive will not reflect the effects of positive or negative adjustments resulting from your purchase of a note at a price other than the adjusted issue price determined for tax purposes, you are urged to consult with your tax advisor as to whether and how adjustments should be made to the amounts reported on any Form 1099-OID.

      You will recognize gain or loss upon the sale or maturity of your note in an amount equal to the difference, if any, between the amount of cash you receive at such time and your adjusted basis in your note. In general, your adjusted basis in your note will equal the amount you paid for your note, increased by the amount of interest you previously accrued with respect to your note (in accordance with the comparable yield and the projected payment schedule for your note) and increased or decreased by the amount of any positive or negative adjustment, respectively, that you are required to make if you purchase your note at a price other than the adjusted issue price determined for tax purposes.

      Any gain you recognize upon the sale or maturity of your note will be ordinary interest income. Any loss you recognize at such time will be ordinary loss to the extent of interest you included as income in the current or previous taxable years in respect of your note, and thereafter, capital loss.

                             BACKUP WITHHOLDING AND
                             INFORMATION REPORTING

      Please see the discussion under "United States Taxation -- Taxation of Debt Securities -- Backup Withholding and Information Reporting -- United States Holders" in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on your note.

                    EMPLOYEE RETIREMENT INCOME SECURITY ACT

      This section is only relevant to you if you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a governmental plan, an IRA or a Keogh Plan) proposing to invest in the offered notes.

      The Employee Retirement Income Security Act of 1974, as amended, which we call "ERISA" and the Internal Revenue Code of 1986, as amended, prohibit certain transactions involving the assets of an employee benefit plan and certain persons who are "parties in interest" (within the meaning of ERISA) or "disqualified persons" (within the meaning of the Internal Revenue Code) with respect to the plan; governmental plans may be subject to similar prohibitions. Therefore, a plan fiduciary considering purchasing notes should consider whether the purchase or holding of such instruments might constitute a prohibited transaction".

      The Goldman Sachs Group, Inc. and certain of its affiliates each may be considered a "party in interest" or a "disqualified person" with respect to many employee benefit plans by reason of, for example, The Goldman Sachs Group, Inc. (or its affiliate) providing services to such plans. Prohibited transactions within the meaning of ERISA or the Internal Revenue Code may arise, for example, if notes are acquired by or with the assets of a pension or other employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Internal Revenue Code (including individual retirement accounts and other plans described in Section 4975(e)(1) of the Internal Revenue
Code), which we call "Plans", and with respect to which The Goldman Sachs Group, Inc. or any of its affiliates is a "party in interest" or a "disqualified person", unless those notes are acquired under an exemption for transactions effected on behalf of that Plan by a "qualified professional asset manager" or an "in-house asset manager", for transactions involving insurance company general accounts, for transactions involving insurance company pooled separate accounts, for transactions involving bank collective investment funds, or under another available exemption. The assets of a Plan may include assets held in the general account of an insurance company that are deemed to be "plan assets" under ERISA. The person making the decision on behalf of a Plan or a governmental plan shall be deemed, on behalf of itself and the Plan, by purchasing and holding the offered notes, or exercising any rights related thereto, to represent that (a) such purchase, holding and exercise will not result in a non-exempt prohibited transaction under ERISA or the Internal Revenue Code (or, with respect to a governmental plan, under any similar applicable law or regulation) and (b) neither The Goldman Sachs Group, Inc. nor any of its affiliates is a "fiduciary" (within the meaning of Section 3(21) of ERISA) with respect to the purchaser or holder in connection with such person's acquisition, disposition or holding of the offered notes, or any exercise related thereto or as a result of any exercise by The Goldman Sachs Group, Inc. or any of its affiliates of any rights in connection with the notes, and no advice provided by The Goldman Sachs Group, Inc. or any of its affiliates has formed a primary basis for any investment decision by or on behalf of such purchaser or holder in connection with the offered notes and the transactions contemplated with respect to the offered notes.

--------------------------------------------------------------------------------
 If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan, and propose to invest in the offered notes, you should consult your legal counsel.
--------------------------------------------------------------------------------

                       SUPPLEMENTAL PLAN OF DISTRIBUTION

      We have agreed to sell to Goldman, Sachs & Co., and Goldman, Sachs & Co. has agreed to purchase from us, the aggregate face amount of the offered notes specified on the front cover of this prospectus supplement. Offered notes sold by Goldman, Sachs & Co. to the public will initially be offered at the original issue price. If all of the offered notes are not sold at the original issue price, Goldman, Sachs & Co. may change the offering price and the other selling terms.

      In the future, Goldman, Sachs & Co. or our other affiliates may repurchase and resell the offered notes in market-making transactions, with resales being made at prices related to prevailing market prices at the time of resale or at negotiated prices. For more information about the plan of distribution and possible market-making activities, see "Plan of Distribution" in the accompanying prospectus.

      Goldman Sachs & Co. has represented and agreed that it has not, directly or indirectly, offered, sold, transferred or delivered and will not, directly or indirectly, offer, sell, transfer or deliver the offered notes to or from The Netherlands as part of their initial distribution or as part of any re-offering, and neither this prospectus supplement not any other document in respect of an offering of the notes may be distributed or circulated in The Netherlands, other than to individuals or legal entities which include, but are not limited to banks, brokers dealers, institutional investors and undertakings with a treasury department, who or which trade or invest in securities in the conduct of a business or profession.

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     No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.
                           -------------------------

                               TABLE OF CONTENTS

                                               Page
                                               ----
               Prospectus Supplement

Summary Information..........................   S-2
Additional Risk Factors Specific To Your
  Note.......................................   S-9
Specific Terms Of Your Note..................  S-16
Hypothetical Pre-Tax Returns On Your Note....  S-23
Use Of Proceeds And Hedging..................  S-27
The Index....................................  S-28
Historical Currency Exchange Rate
  Information................................  S-30
Supplemental Discussion Of Federal Income Tax
  Consequences...............................  S-31
Employee Retirement Income Security Act......  S-33
Supplemental Plan of Distribution............  S-34

     Prospectus Supplement dated June 25, 2001

Use of Proceeds..............................   S-2
Description of Notes We May Offer............   S-3
United States Taxation.......................  S-20
Employee Retirement Income Security Act......  S-20
Supplemental Plan Of Distribution............  S-20
Validity of the Notes........................  S-22

                    Prospectus

Available Information........................     2
Prospectus Summary...........................     4
Ratio of Earnings to Fixed Charges...........     7
Description of Debt Securities We May
  Offer......................................     8
Description of Warrants We May Offer.........    31
Description of Purchase Contracts We May
  Offer......................................    49
Description of Units We May Offer............    54
Description of Preferred Stock We May
  Offer......................................    60
Description of Capital Stock.................    67
Legal Ownership and Book-Entry Issuance......    73
Considerations Relating to Securities issued
  in Bearer Form.............................    79
Considerations Relating to Indexed
  Securities.................................    83
Considerations Relating to Securities
  Denominated or Payable in or Linked to a
  Non-U.S. Dollar Currency...................    86
United States Taxation.......................    89
Plan of Distribution.........................   109
Employee Retirement Income Security Act......   111
Validity of the Securities...................   112
Experts......................................   112
Cautionary Statement Pursuant to the Private
  Securities Litigation Reform Act of 1995...   113

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                               $
                               THE GOLDMAN SACHS
                                  GROUP, INC.
                            China Index Linked Notes
                                    due 2008
                (Linked to the FTSE/Xinhua China 25 Index(TM))
                           -------------------------

                              [GOLDMAN SACHS LOGO]
                           -------------------------
                              GOLDMAN, SACHS & CO.
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